Exhibit 99.1

HRG GROUP, INC.
Unaudited Pro Forma Condensed Consolidated Financial Information

On November 30, 2017, Fidelity & Guaranty Life (“FGL”), a former majority owned subsidiary of HRG Group, Inc. (“HRG”, and collectively with its respective subsidiaries, the “Company”) announced the completion of FGL’s merger (the “FGL Merger”) with CF Corporation and its related entities (collectively, the “CF Entities”) pursuant to its previously disclosed Agreement and Plan of Merger (the “FGL Merger Agreement”). Pursuant to the FGL Merger Agreement, except for certain shares specified in the FGL Merger Agreement, each issued and outstanding share of common stock of FGL was automatically cancelled and converted into the right to receive $31.10 in cash, without interest.
Also on November 30, 2017, Front Street Re (Delaware) Ltd. (“Front Street” and together with FGL, the “Insurance Operations”), a wholly owned subsidiary of HRG, sold to the CF Entities all of the issued and outstanding shares of Front Street Re Cayman Ltd. and Front Street Re Ltd. (the “Front Street Sale”) pursuant to a previously disclosed Share Purchase Agreement. The purchase price for the sale was $65.0 million, subject to reduction for customary transaction expenses. In addition, $6.5 million of the purchase price was deposited in escrow for a period of 15 months to support any indemnification claims that might be made (if any) against Front Street by the CF Entities.
In addition, as previously disclosed, on May 24, 2017, HRG, FS Holdco II Ltd. (“FS Holdco”) and the CF Entities entered into an agreement (the “338 Agreement”) pursuant to which the CF Entities agreed that FS Holdco may, at its option, cause the relevant CF Entity and FS Holdco to make a joint election under Section 338(h)(10) of the Internal Revenue Code of 1986, as amended, with respect to the FGL Merger and the deemed share purchases of FGL’s subsidiaries (the “338 Tax Election”). Pursuant to the 338 Agreement, if FS Holdco elects to make the 338 Tax Election, FS Holdco and/or CF Corporation will be required to make a payment for the election to the other. More specifically, FS Holdco will be required to pay CF Corporation $30.0 million, plus the amount, if any, by which FGL’s and its subsidiaries’ incremental current tax costs that are attributable to such election exceed $6.0 million, and CF Corporation will be required to pay FS Holdco the amount, if any, by which FGL’s and its subsidiaries’ incremental current tax savings that are attributable to such election exceed $6.0 million. Pursuant to the 338 Agreement, FS Holdco may elect to exercise the 338 Tax Election at any time until 10 business days after final calculation of such incremental tax costs or savings, as the case may be, and it currently expects to exercise such election within such period. If FS Holdco exercises the 338 Tax Election, as of September 30, 2017, HRG expects to receive an estimated $9.6 million net payment from CF Corporation. Nonetheless, there can be no assurance that FS Holdco will make the election and/or that HRG will receive the expected benefits of such election. In addition, the estimated payment described herein is preliminary as of September 30, 2017 and subject to change, and HRG does not undertake any obligation to update such estimate.
Finally, following with the completion of the FGL Merger and the Front Street Sale, on December 5, 2017, $92.0 million aggregate principal amount of notes issued by HGI Energy, LLC, a wholly-owned subsidiary of the Company, were paid down (the “Energy Notes Redemption” and together with the FGL Merger, the Front Street Sale and the 338 Tax Election, the “Insurance Operations Transactions”).
The unaudited pro forma condensed consolidated balance sheet as of September 30, 2017 is presented as if the Insurance Operations Transactions had occurred on September 30, 2017. The unaudited pro forma condensed consolidated statements of operations for the years ended September 30, 2017, 2016 and 2015 are presented as if the Insurance Operations Transactions had occurred on October 1, 2014.
The estimated net gain resulting from the consummation of the Insurance Operations Transactions is included as an adjustment to accumulated deficit on the unaudited pro forma condensed consolidated balance sheet as of September 30, 2017 and is not reflected as an adjustment in the unaudited pro forma condensed consolidated statements of operations.
This unaudited pro forma condensed consolidated financial information should be read in conjunction with the Company’s Annual Report on Form 10–K for the year ended September 30, 2017, as filed with the Securities and Exchange Commission (the “SEC”) on November 20, 2017.
The following unaudited pro forma condensed consolidated financial information is derived from the Company’s historical consolidated financial statements. The unaudited pro forma condensed consolidated financial statements are based upon available information and certain assumptions considered reasonable by management.
This unaudited pro forma condensed consolidated financial information is provided for illustrative purposes only and is not necessarily indicative of the results of operations that would have occurred had the Insurance Operations Transactions been effected on the assumed dates, nor is it necessarily indicative of our future operating results.

HRG GROUP, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

(As of September 30, 2017, in millions)	Historical Condensed Consolidated	Pro Forma Adjustments		Pro Forma Condensed Consolidated
ASSETS
Cash and cash equivalents	$270.1	$1,444.3	a	$1,714.4
Receivables, net	569.8	—		569.8
Inventories, net	775.5	—		775.5
Deferred tax assets	20.2	—		20.2
Property, plant and equipment, net	700.7	—		700.7
Goodwill	2,626.0	—		2,626.0
Intangibles, net	2,424.0	—		2,424.0
Other assets	137.2	—		137.2
Assets of business held for sale	28,326.2	(28,326.2)	b	—
Total assets	$35,849.7	$(26,881.9)		$8,967.8

LIABILITIES AND EQUITY
Debt	$5,774.1	$(92.0)	c	$5,682.1
Accounts payable and other current liabilities	1,115.6	—		1,115.6
Employee benefit obligations	87.5	—		87.5
Deferred tax liabilities	531.4	—		531.4
Other liabilities	43.5	—		43.5
Liabilities of business held for sale	26,350.7	(26,350.7)	b	—
Total liabilities	33,902.8	(26,442.7)		7,460.1

Commitments and contingencies

HRG Group, Inc. shareholders' equity:
Common stock, $0.01 par; 500,000.0 thousand shares authorized; 200,624.9 thousand and 200,789.1 thousand shares issued and outstanding at September 30, 2017 and 2016, respectively.	2.0	—		2.0
Additional paid-in capital	1,372.9	—		1,372.9
Accumulated deficit	(925.9)	436.1	b	(489.8)
Accumulated other comprehensive income	309.0	(436.1)	b	(127.1)
Total HRG Group, Inc. shareholders' equity	758.0	—		758.0
Noncontrolling interest	1,188.9	(439.2)	b	749.7
Total shareholders' equity	1,946.9	(439.2)		1,507.7
Total liabilities and equity	$35,849.7	$(26,881.9)		$8,967.8
See accompanying notes to unaudited pro forma condensed consolidated financial statements.

HRG GROUP, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(For the year ended September 30, 2017, in millions, except share and per share data)	Historical Condensed Consolidated	Pro Forma Adjustments		Pro Forma Condensed Consolidated
Revenues:
Net sales	$5,007.4	$—		$5,007.4
Net investment income	1.1	—		1.1
Total revenues	5,008.5	—		5,008.5
Operating costs and expenses:
Cost of goods sold	3,132.6	—		3,132.6
Selling, acquisition, operating and general expenses	1,359.6	—		1,359.6
Total operating costs and expenses	4,492.2	—		4,492.2
Operating income	516.3	—		516.3
Interest expense	(360.1)	0.7	d	(359.4)
Other expense, net	(5.0)	—		(5.0)
Income from continuing operations before income taxes	151.2	0.7		151.9
Income tax expense	48.3	—	e	48.3
Net income from continuing operations	$102.9	$0.7		$103.6

Net loss from continuing operations attributable to controlling interest	$(20.6)	$0.7		$(19.9)
Net income from continuing operations attributable to noncontrolling interest	123.5	—		123.5

Weighted-average common shares outstanding - basic and diluted	199,989,629	—		199,989,629

Net loss per common share attributable to controlling interest:
Basic loss from continuing operations	$(0.10)			$(0.10)
Diluted loss from continuing operations	$(0.10)			$(0.10)
See accompanying notes to unaudited pro forma condensed consolidated financial statements.

HRG GROUP, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(For the year ended September 30, 2016, in millions, except share and per share data)	Historical Condensed Consolidated	Pro Forma Adjustments		Pro Forma Condensed Consolidated
Revenues:
Net sales	$5,039.7	$—		$5,039.7
Net investment income	8.9	—		8.9
Total revenues	5,048.6	—		5,048.6
Operating costs and expenses:
Cost of goods sold	3,119.8	—		3,119.8
Selling, acquisition, operating and general expenses	1,355.3	—		1,355.3
Total operating costs and expenses	4,475.1	—		4,475.1
Operating income	573.5	—		573.5
Interest expense	(402.5)	8.1	d	(394.4)
Other income, net	4.8	—		4.8
Income from continuing operations before income taxes	175.8	8.1		183.9
Income tax expense	31.6	—	e	31.6
Net income from continuing operations	$144.2	$8.1		$152.3

Net (loss) income from continuing operations attributable to controlling interest	$(1.6)	$8.1		$6.5
Net income from continuing operations attributable to noncontrolling interest	145.8	—		145.8

Weighted-average common shares outstanding - basic	198,374,394	—		198,374,394
Weighted-average common shares outstanding - diluted	198,374,394	3,213,449	f	201,587,843

Net (loss) income per common share attributable to controlling interest:
Basic (loss) income from continuing operations	$(0.01)			$0.03
Diluted (loss) income from continuing operations	$(0.01)			$0.03
See accompanying notes to unaudited pro forma condensed consolidated financial statements.

HRG GROUP, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(For the year ended September 30, 2015, in millions, except share and per share data)	Historical Condensed Consolidated	Pro Forma Adjustments		Pro Forma Condensed Consolidated
Revenues:
Net sales	$4,733.1	$—		$4,733.1
Net investment income	20.7	—		20.7
Total revenues	4,753.8	—		4,753.8
Operating costs and expenses:
Cost of goods sold	3,050.9	—		3,050.9
Selling, acquisition, operating and general expenses	1,523.8	—		1,523.8
Total operating costs and expenses	4,574.7	—		4,574.7
Operating income	179.1	—		179.1
Interest expense	(407.8)	9.0	d	(398.8)
Gain on deconsolidation of subsidiary	38.5	—		38.5
Other income, net	10.1	—		10.1
Loss from continuing operations before income taxes	(180.1)	9.0		(171.1)
Income tax expense	39.6	—	e	39.6
Net loss from continuing operations	$(219.7)	$9.0		$(210.7)

Net loss from continuing operations attributable to controlling interest	$(242.1)	$9.0		$(233.1)
Net income from continuing operations attributable to noncontrolling interest	22.4	—		22.4

Weighted-average common shares outstanding - basic and diluted	198,142,363	—		198,142,363.0

Net loss per common share attributable to controlling interest:
Basic loss from continuing operations	$(1.22)			$(1.17)
Diluted loss from continuing operations	$(1.22)			$(1.17)
See accompanying notes to unaudited pro forma condensed consolidated financial statements.

HRG GROUP, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
1. Significant Accounting Policies
The Company reports a business as held for sale when the criteria of Accounting Standard Codification (“ASC”) Topic 360, Property, Plant and Equipment (“ASC 360”) are met. A business classified as held for sale is recorded at the lower of its carrying amount or estimated fair value less cost to sell. If the carrying amount of the business exceeds its estimated fair value less cost to sell, a loss is recognized. Assets and liabilities related to a business classified as held for sale are segregated in the current and prior balance sheets in the period in which the business is classified as held for sale. Transactions between the business held for sale and businesses held for use that are expected to continue to exist after the disposal are not eliminated to appropriately reflect the continuing operations and balances held for sale. If a business is classified as held for sale after the balance sheet date but before the financial statements are issued or are available to be issued, the business continues to be classified as held and used in those financial statements when issued or when available to be issued.The Company reports the results of operations of a business as discontinued operations if a disposal represents a strategic shift that has (or will have) a major effect on an entity’s operations and financial results when the business is sold or classified as held for sale, in accordance with ASC 360 and Accounting Standards Update (“ASU”) No. 2014-08, Presentation of Financial Statements (Topic 2015) and Property, Plant and Equipment (Topic 360): Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity (“ASU 2014-08”). The results of discontinued operations are reported in “Income (loss) from discontinued operations, net of tax” in the accompanying Consolidated Statements of Operations for current and prior periods commencing in the period in which the business meets the criteria of a discontinued operation, and include any gain or loss recognized on closing or adjustment of the carrying amount to fair value less cost to sell. Transactions between the businesses held for sale and businesses held for use that are expected to continue to exist after the disposal are not eliminated to appropriately reflect the continuing operations and balances held for sale.
The unaudited pro forma condensed consolidated balance sheet as of September 30, 2017 is presented as if the Insurance Operations Transactions had occurred on September 30, 2017. The unaudited pro forma condensed consolidated statements of operations for the years ended September 30, 2017, 2016 and 2015 a are presented as if the Insurance Operations Transactions had occurred on October 1, 2014.
2. Pro Forma Adjustments
(a) Represents the increase in cash and cash equivalents resulting from the consideration received, less estimated expenses and repayment of debt (in millions):

Cash consideration - FGL Merger	$1,461.7
Cash consideration - Front Street Sale*	65.0
Cash consideration - Estimate net payment related to the 338 Tax Election	9.6
Total cash consideration	1,536.3
Repayment of HGI Energy Notes	(92.0)
Net increase in cash	$1,444.3
*$6.5 million of the Front Street sales price was deposited in escrow for a period of 15 months to support any indemnification claims that might be made (if any) against Front Street by the CF Entities.
(b) Adjustments to reflect the elimination of the assets and liabilities of the Insurance Operations that were classified as held for sale as of September 30, 2017, as well as the noncontrolling interest and other comprehensive income attributable to the Insurance Operations as of September 30, 2017. The elimination of the other comprehensive income attributable to the Insurance Operations is offset by a gain on the sale of the Insurance Operations which is reflected in accumulated deficit.
(c) Adjustment to reflect the Energy Notes Redemption.
(d) Adjustment to reflect the reduction of interest expense for the effect of the Energy Notes Redemption of $0.7 million, $8.1 million and $9.0 million for the years ended September 30, 2017, 2016 and 2015, respectively.
(e) Due to a full valuation allowance over deferred tax assets at HRG, the changes in pre-tax results will not impact the net deferred tax balances.
(f) Reflects the inclusion of dilutive stock options and unvested restricted stock and stock units that would have been anti-dilutive if there were no pro-forma adjustments made to the net (loss) income from continuing operations attributable to controlling interest.
For the years ended September 30, 2017 and 2015, the Company presented net loss from continuing operations attributable to controlling interest for both the historical and pro forma financial statements. As a result, the inclusion of stock options, warrants and unvested restricted stock and stock units would have been anti-dilutive and have therefore been excluded from the calculation.